    As filed with the Securities and Exchange Commission on December 3, 2001

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    ---------


                              TEAM FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)


           KANSAS                                               48--1017164
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)



                            8 WEST PEORIA, SUITE 200
                               PAOLA, KANSAS 66071
                                 (913) 294-9667
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)

                                   -----------


                            1999 STOCK INCENTIVE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                          EMPLOYEE STOCK OWNERSHIP PLAN
                            (Full title of the plans)

                                   ----------


           ROBERT J. WEATHERBIE, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                              TEAM FINANCIAL, INC.
                            8 WEST PEORIA, SUITE 200
                               PAOLA, KANSAS 66071
                                 (913) 294-9667
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                 with copies to:

                              REID A. GODBOLT, ESQ.
                              DAVID A. THAYER, ESQ.
                              JONES & KELLER, P.C.
                            1625 BROADWAY, SUITE 1600
                             DENVER, COLORADO 80202

                                   ----------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                Proposed maximum           Proposed maximum
     Title of each class of                Amount to             offering price                Aggregate              Amount of
   securities to be registered         be registered (1)            per share               offering price        registration  fee
------------------------------       -------------------        ----------------           ----------------       -----------------
1999 Stock Incentive Plan
  Common Stock, no par
   value                                   55,000                   $8.940                  $  491,700                 $118
  Common Stock, no par
   value                                   47,250                   $6.625                  $  313,031                 $ 75
  Common Stock, no par
   value                                  367,750                   $ 8.25                  $3,033,938                 $725(2)

Employee Stock Purchase Plan
  Common Stock, no par
   value                                    6,492                   $ 8.94                  $   58,038                 $ 14
  Common Stock, no par
   value                                      597                   $ 8.93                  $    5,331                 $  1
  Common Stock, no par
   value                                    7,944                   $ 5.95                  $   47,267                 $ 11
  Common Stock, no par
   Value                                   59,967                   $ 8.25                  $  494,728                 $118(2)

Employee Stock Ownership Plan
  Common Stock, no par
   value                                  100,000                   $ 8.25                  $  825,000                 $197(2)


                  Total                   645,000                                           $5,269,033               $1,259

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares et forth above, an indeterminate number of shares which, by reason of certain events, may become subject to the Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The documents containing the 1999 Stock Incentive Plan, the Employee Stock Purchase Plan and the Employee Stock Ownership Plan required by
Item 1 of Form S-8 will be sent or given to the pertinent individual(s) as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         We hereby incorporate by reference into this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         A. our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2000;

         B. our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

         C. the description of our Common Stock set forth in our Registration Statement on Form 8-A dated June 7, 1999 and declared effective by the Commission on June 21, 1999, including any amendment or report filed for the purpose of updating such description; and

         D. all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part of this Registration Statement from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

         We will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, and any or all other documents required to be delivered to our employees, directors and consultants pursuant to Rule 428(b) under the Securities Act. Written requests or requests by telephone for such copies, or additional information about the Plan and its administrator, should be directed to Lois Rausch, Secretary, Team Financial, Inc., 8 West Peoria, Suite 200, Paola, Kansas 66071, telephone (913) 294-9667. The Commission maintains a web site (http:/www.sec.gov) that contains the documents referred to above and other information about registrants, like us, that file electronically with the Commission.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Directors, officers, employees and agents of Team and/or the subsidiary banks may be entitled to benefit from the indemnification provisions contained in the Kansas General Corporation Code (the "KGCC"), Team's Articles of Incorporation and certain indemnification provisions. The general effect of these provisions is summarized below:

         Section 17-6305 of the KGCC permits a Kansas corporation to indemnify any person who was or is a party or is threatened to be made a party to any suit, action or other proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, or other enterprise. Such indemnification may be against expenses, including attorneys' fees, judgments, fines and other amounts in connection with such proceeding. Indemnification is available if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, such person had no reasonable cause to believe that the conduct was unlawful. Unless a court of competent jurisdiction otherwise orders, indemnification is not available in connection with a proceeding by or in the right of the corporation if the person is adjudged liable to the corporation. A corporation is required to indemnify a director or officer who is successful on the merits or otherwise in the defense of any such proceeding. Expenses (including attorneys' fees) incurred by a director, officer, employee or agent of the corporation in defending any such proceeding may be advanced by the corporation before the final disposition if such person furnishes an undertaking to repay such advances if it is ultimately determined that such person is not entitled to be indemnified. Before a corporation may indemnify or advance expenses to a person under these provisions, the board of directors (excluding any directors who are parties to such a proceeding), independent legal counsel appointed by the board of directors, or the shareholders must provide authorization. A corporation may purchase insurance against any liability of individuals for whom the corporation may provide such indemnification. The indemnification and advancement of expenses authorized by the KGCC is not exclusive of any other rights that such persons may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Article Eleventh of Team's Restated and Amended Articles of Incorporation provides powers to indemnify and make advances to any person, or such person's estate, in connection with any threatened, pending or completed action, suit or proceeding that such person is involved in due to their capacity as a director, officer, employee or agent of Team or any other entity in which they were serving at the request of Team.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following documents are filed as a part of this registration statement.

Exhibit
Number       Description

5 Opinion of Jones & Keller, P.C. regarding legality of securities.(1)

10.11        Team Financial, Inc. Employee Stock Ownership Plan Summary.(2)

10.12        Team Financial, Inc. 1999 Stock Incentive Plan(2)

10.14        Team Financial, Inc. Employee Stock Purchase Plan(2)

23.1         Consent of KPMG LLP.(1)

23.2 Consent of Jones & Keller, P.C. (included in their opinion filed as Exhibit 5).

24           Power of Attorney (see signature page of this Registration
             Statement).

----------

(1)      Filed herewith.

(2) Filed under the same exhibit number with Registration Statement on Form S-1, as amended (Registration Statement No. 333-76163 declared effective by the Commission on August 6, 2001) and incorporated herein by reference.

Item 9.  Undertakings.

         A.  The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Paola, County of Miami, Kansas, on November 27, 2001.

                                          TEAM FINANCIAL, INC.

                                          By  /s/ Robert J. Weatherbie
                                              ---------------------------------
                                              Robert J. Weatherbie, President,
                                                  Chief Executive Officer and
                                                  Chairman of the Board

         Each individual whose signature appears below hereby designates and appoints Robert J. Weatherbie and Michael L. Gibson, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent (the "Attorney-in-Fact") with full power of substitution and resubstitution, for each person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as the Attorney-in-Fact deems appropriate and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                       Date
---------                                   -----                                       ----

 /s/ Robert J. Weatherbie                   Director, Chairman and Chief        November 27, 2001
------------------------------              Executive Officer (Principal
Robert J. Weatherbie                        Executive Officer)


  /s/ Michael L. Gibson                     Director, President of Investments  November 27, 2001
------------------------------              and Chief Financial Officer
Michael L. Gibson


  /s/ Montie K. Taylor                      Director                            November 27, 2001
------------------------------
Montie K. Taylor


  /s/ R.G. (Gary) Kilkenny                  Director                            November 27, 2001
------------------------------
R.G. (Gary) Kilkenny


 /s/ Carolyn S. Jacobs                      Director                            November 27, 2001
------------------------------
Carolyn S. Jacobs


  /s/ Neil Blakeman                         Director                            November 27, 2001
-------------------------------
Neil Blakeman

  /s/ Denis A. Kurtenbach                   Director                            November 27, 2001
-------------------------------
Denis A. Kurtenbach

  /s/ Glen E. Gilpin                        Director                            November 27, 2001
-------------------------------
Glen E. Gilpin

                                INDEX TO EXHIBITS

Exhibit
Number              Description
-------             -----------
5                   Opinion of Jones & Keller, P.C. regarding legality of
                    securities.

23.1                Consent of KPMG LLP.

23.2 Consent of Jones & Keller, P.C. (included in their opinion filed as Exhibit 5).

24                  Power of Attorney (see signature page of this Registration
                    Statement).